EXHIBIT 11


                                ROSS STORES, INC.
                    ________________________________________
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


                STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                (Amounts in thousands, except per share amounts)




                                                            Three Months Ended
                                                  November 2, 1996        October 28, 1995

                                                               Fully                  Fully
                                                 Primary     Diluted   Primary      Diluted

Net earnings                                     $16,354     $16,354    $7,909       $7,909
                                                 =======     =======    =======      =======
Weighted average shares outstanding:
Common shares                                     25,048      25,048    24,578       24,578

Common equivalent shares:
Stock options                                        577         629       285          292
                                                     ___         ___       ___          ___
Weighted average common and common
equivalent shares outstanding                     25,625      25,677    24,863       24,870
                                                  ======      ======    ======       ======
Earnings per common and common
equivalent share                                    $.64        $.64      $.32         $.32
                                                    ====        ====      ====         ====
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
                                                          Nine Months Ended
                                               November 2, 1996        October 28, 1995

                                                              Fully                   Fully
                                                 Primary    Diluted    Primary      Diluted

Net earnings                                     $48,938    $48,938    $22,113      $22,113
                                                 =======    =======    =======      =======
Weighted average shares outstanding:
Common shares                                     25,125     25,125     24,559       24,559

Common equivalent shares:
Stock options                                        632        747        175          292
                                                     ___        ___        ___          ___
Weighted average common and common
equivalent shares outstanding                     25,757     25,872     24,734       24,851
                                                  ======     ======     ======       ======
Earnings per common and common
equivalent share                                   $1.90      $1.89       $.89         $.89
                                                   =====      =====       ====         ====
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